   NUMBER                                                            SHARES

                                    [LOGO]
                       PRODIGY COMMUNICATIONS CORPORATION

  CLASS A                                                           CLASS A
COMMON STOCK                                                      COMMON STOCK

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               CUSIP 74283P 20 6
                                                                 See Reverse For
                                                                    (ILLEGIBLE)

THIS CERTIFIES THAT




is the owner of


                     FULLY PAID AND NON-ASSESSABLE SHARES OF
                  THE CLASS A COMMON STOCK, $.01 PAR VALUE, OF

PRODIGY COMMUNICATIONS CORPORATION (herein called the "Corporation") transferable upon the books of the Corporation (in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and the By-Laws of the Corporation, each as amended from time to time (copies of which are on file with the Transfer Agent).

    This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

    BY WITNESS WHEREOF, PRODIGY COMMUNICATIONS CORPORATION has caused its facsimile corporate seal and the facsimile signatures of its duly authorized officers to be hereunto affixed.

Dated:

                                    [SEAL]

/s/ ILLEGIBLE                                         /s/ ILLEGIBLE
  Secretary                                Chairman and Chief Executive Officer